UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MDU COMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The information in this preliminary Proxy Statement is not complete and may be changed. On or about May 17, 2010, a definitive Proxy Statement and proxy card will be mailed to all stockholders entitled to vote at the Annual Meeting.

MDU COMMUNICATIONS		INTERNATIONAL, INC.
60-D Commerce Way		Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

May 17, 2010

Dear Stockholders:

                   You are cordially invited to attend the Annual Meeting of Stockholders of MDU Communications International, Inc. to be held at 10:00 a.m. local time on Thursday, June 10, 2010 at 60-D Commerce Way, Totowa, New Jersey 07512.  At the Annual Meeting our stockholders will be asked:

•	To elect one director to a three-year term, one director to a two-year term, and one director to a one-year term;

•
To approve an amendment to our Amended Certificate of Incorporation to (i) effect a reverse stock split, at a ratio to be determined by the Board of Directors, within a range from 1-for-5 to 1-for-10, and (ii) to reduce the current authorized number of shares of our common stock from 70 million shares to 35 million shares (the “Amendment”).  The text of the Amendment is attached as Appendix A to the accompanying Proxy Statement; and

•	To ratify the selection of J.H. Cohn LLP as the Company's independent public accountants for the fiscal year ending September 30, 2010.

Your participation and vote are important. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope or use the instructions on your proxy card to use telephone or Internet voting to vote your shares. Doing so will not limit your right to attend or vote at the Annual Meeting. Only stockholders of record at the close of business on April 29, 2010 are entitled to vote on the proposals.

                   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in MDU Communications International, Inc.

Sincerely,

Sheldon Nelson
President and Chief Executive Officer

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

                   The Annual Meeting of Stockholders of MDU Communications International, Inc. (the "Company") will be held at 10:00 a.m. local time on Thursday, June 10, 2010, at 60-D Commerce Way in Totowa, New Jersey for the following purposes:

1.	To elect one director to a three-year term, one director to a two-year term, and one director to a one-year term;

2.
To approve an amendment to our Amended Certificate of Incorporation to (i) effect a reverse stock split, at a ratio to be determined by the Board of Directors, within a range from 1-for-5 to 1-for-10, and (ii) to reduce the current number of authorized shares of our common stock from 70 million shares to 35 million shares (the “Amendment”).  The text of the Amendment is attached as Appendix A to the accompanying Proxy Statement;

3.	To ratify the selection of J.H. Cohn LLP as the Company's independent public accountants for the fiscal year ending September 30, 2010; and

4.	To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on April 29, 2010 are entitled to notice of, and to vote at, the meeting. The Proxy Statement is also available at www.mduc.com/info.html.

BY ORDER OF THE BOARD OF DIRECTORS,

Totowa, New Jersey	Bradley D. Holmstrom
May 17, 2010	Corporate Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting of stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail as promptly as possible to ensure the presence of a quorum for the meeting. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed postage pre-paid envelope. If you attend the Annual Meeting, you may, of course, revoke the proxy and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 10, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MDU Communications International, Inc. to be voted at our 2010 Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Thursday, June 10, 2010. Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to our Corporate Secretary, by submission of a proxy with a later date, or by voting in person at the meeting. A written revocation may be delivered by facsimile at (973) 237-9243. These proxy materials are being mailed to our stockholders on or about May 17, 2010.

A copy of our Annual Report for the fiscal year ended September 30, 2009 is being mailed concurrently herewith to all stockholders of record at the close of business on April 29, 2010. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting. Stockholders are encouraged to review this information, which is also posted on the investor relations page of our website at www.mduc.com.

As required by new SEC rules, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on April 29, 2010.  All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and
•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

QUORUM AND REQUIRED VOTES

Please note that the New York Stock Exchange rules, which also govern brokers dealing with securities listed on other stock exchanges, have changed and election of directors is no longer considered a routine matter. This means that brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to provide specific instructions to your broker so that your vote may be counted.

Only stockholders of record at the close of business on April 29, 2010 are entitled to vote at the Annual Meeting. The total number of shares of common stock that were issued, outstanding and entitled to be voted on the record date was 53,957,171 shares. Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of those shares shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. Required votes for passage of the Proposals are as follows:

Election of Directors.  There are three nominees for election as directors at the 2010 Annual Meeting and will be elected upon the affirmative vote of the majority of votes cast with respect to their election. Only votes “for” or “withheld” will affect the outcome. Abstentions (for shares held by registered stockholders) and broker non-votes (for shares held in street name) are not counted for this purpose and will have no effect on the outcome in the election of directors.

Approval of Amendment to the Certificate of Incorporation.  The proposal to approve the Amendment to our Amended Certificate of Incorporation will be adopted upon the affirmative vote of the majority of the outstanding shares of common stock.

Ratification of Independent Auditors.  The proposal to ratify the appointment of our independent auditors will be adopted upon the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote on this proposal.

SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

MDU Communications International, Inc.
Attn: Corporate Secretary
60-D Commerce Way
Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

ABOUT THE MEETING

When and where will the meeting be held?

The 2010 Annual Meeting of Stockholders of MDU Communications International, Inc. (together with its subsidiaries, the “Company” or “MDU”) will be held at 10:00 a.m. local time on Thursday June 10, 2010, at 60-D Commerce Way, Totowa, New Jersey and at any adjournment(s) thereof (the “Annual Meeting”). The Annual Meeting is open to all stockholders or their authorized representatives.

What are the purposes of the Annual Meeting?

You will be asked to consider and vote upon:

•	The election of one director for a term of three years, one director for a term of two years, and one director for a term of one year;

•
To approve an amendment to our Amended Certificate of Incorporation to effect a reverse stock split, at a ratio to be determined by the Board of Directors within a range from 1-for-5 to 1-for-10, and to reduce the authorized number of shares of our common stock from 70 million to 35 million;

•	To ratify the Audit Committee’s selection of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010; and

•	To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are presented for a vote and you grant a proxy, the persons named as proxy holders, Carolyn Howard and Ted Boyle, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Additionally, if, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How many members of the Company’s Board of Directors are there?

The Company’s Articles and By-Laws provide that the Company’s Board of Directors shall consist of such number of directors from two to twelve as shall be determined by the Board of Directors from time to time. The number of directors is currently set at five and there are five directors currently on the Board.

Who is entitled to vote?

Only stockholders of record at the close of business on April 29, 2010, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes can be cast by the holders of our common stock?

On April 29, 2010, the Record Date, there were 53,957,171 shares of the Company’s common stock outstanding. The holders of common stock are entitled to one vote for each share held on the Record Date.

How many votes must be present to hold the meeting?

A quorum of the common stock must be present. A quorum is a majority (more than half) of the outstanding shares eligible to vote on the particular matter present at the meeting or represented by proxy.

How do I vote?

You may:

•	Vote by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope;
•	Vote by telephone or Internet; or
•	Vote in person by attending the Annual Meeting. We will distribute written ballots to any stockholder of record who wishes to vote in person at the Annual Meeting.

What if I return my proxy card and don’t vote on a matter listed on it?

If you return a proxy card without indicating your vote, your shares will be voted in the discretion of the person named in the proxy for all matters properly brought before the Annual Meeting.

Can I change my vote?

Yes. You can send in a new proxy card with a later date, cast a new vote by Internet, or send a written notice of revocation to the Company’s Secretary at the address on the cover page of this Proxy Statement. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares.

What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date, and return all cards you receive. Only your latest dated proxy for each account will be voted.

Will my shares be voted if I do not sign and return my proxy card?

Probably not. Brokers may not vote your shares on the election of directors or other non-routine matters if you have not given your broker specific instructions as to how to vote. We strongly encourage you to vote your shares by returning your proxy card to your nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Who will act as inspector of election?

A representative of Corporate Stock Transfer, our transfer agent, will act as inspector of election at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, or by shares voted on the Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned signed but not marked will be voted with the recommendations of the Board of Directors and as the proxy holder deems desirable. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

What are abstentions and broker non-votes?

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum. Abstentions are not counted in tabulations of the votes cast on proposals presented. Broker non-votes will not be counted as votes for or against such proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner expressly does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received instructions from the beneficial owner.

Who is soliciting my vote?

Your vote is being solicited by and on behalf of the Company’s Board of Directors.

How will my vote be solicited?

Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or email, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies.

The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward the solicitation materials to the beneficial owners of the Company’s common stock, (ii) furnish the number of copies necessary for these record holders to supply the materials to the beneficial holders, and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.

Who pays for the solicitation of my vote?

The Company pays the costs of soliciting your vote, including the costs of preparing, printing and mailing the proxy materials. None of our officers or employees will receive any extra compensation for soliciting you.

When will this Proxy Statement be sent to stockholders?

This Proxy Statement is first being sent to stockholders on or about May 17, 2010. A copy of the Company’s Annual Report, which contains financial statements for the year ended September 30, 2009, has also been enclosed in the same mailing with this Proxy Statement.

Can I access the Company’s proxy materials and annual report electronically?

This Proxy Statement and the Company’s 2009 Annual Report are available on the Investor section of its Internet web site at www.mduc.com/info.html and pursuant to the Notice of Internet Availability.

What is “householding” and how does it affect me?

The Securities and Exchange Commission has adopted a rule concerning the delivery of annual reports and proxy statements that permits the Company, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if the Company believes they are members of the same family. A separate proxy card would still be mailed to each stockholder at the same address. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. The Company has instituted this procedure.

Some brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement or our 2009 Annual Report, or wish to receive separate copies of any annual report and proxy statement in the future, or wish to revoke your decision to household. These options are available to you at any time.

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board of Directors is divided into three classes serving staggered terms.  If elected, the first class (terms expiring next year) consists of one director, the second class (terms expiring in two years) consists of two directors, and the third class (terms expiring in three years) consists of two directors. Each director will hold office until a date specific, the first meeting of stockholders immediately following expiration of his or her term of office or until a director's earlier resignation or removal. Mr. Nelson, Mr. Newman and Mr. Wiberg are standing for election at this Annual Meeting. The directors and their terms are set forth below:

•	Sheldon Nelson’s term as a Board member expires as of this 2010 Annual Meeting. Mr. Nelson is standing for election for an additional three year term to expire in 2013.
•	Richard Newman’s term as a Board member expires as of this 2010 Annual Meeting. Mr. Newman is standing for election for an additional two year term to expire in 2012.
•	James Wiberg accepted a two-year invitation to join the Board member beginning on May 15, 2009 and is standing for election at this 2010 Annual Meeting for a one year term to expire in 2011.
•	J.E. “Ted” Boyle’s term as a Board member does not expire until 2011.
•	Carolyn Howard’s term as a Board member does not expire until 2012.

Change in Control. Stockholders should be aware that pursuant to the September 11, 2006 Loan and Security Agreement entered into with FCC, LLC, d/b/a First Capital, and Full Circle Funding, change of control of the Board of Directors is defined as a change of the majority of elected Board members within any two consecutive year period. Such a change in control will be considered a “default” under the Agreement.

Information about Directors. The names of the current Directors and the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

Directors Standing for Election at this 2010 Annual General Meeting

Sheldon B. Nelson, 48, has served as Chief Executive Officer of the Company and a member of the Board of Directors, including a term as Chairman, since November 1998. From 1983 to 1998 he was President of 4-12 Electronics Corporation, a provider of products and services to the Canadian satellite, cable, broadcasting and SMATV industries. In addition to his day-to-day responsibilities during his tenure at 4-12 Electronics, Mr. Nelson developed that company into one of Canada’s largest private cable system operators. Mr. Nelson is a 1983 graduate of Gonzaga University in Spokane, Washington where he graduated from the School of Business Administration, Magna cum Laude, and was the recipient of the School of Business Administrations’ Award of Excellence.

Richard Newman, 58, resides in New York City and is currently a Managing Director for Andlinger and Company, a private equity firm mainly focused on business services, manufacturing and clean technology investment opportunities.  Prior to joining Andlinger, Mr. Newman was a Managing Director at East Wind Advisors, a boutique investment banking firm and a partner at Hart Capital, a private equity firm.  In addition to his most recent private equity experience noted above, Mr. Newman has 20 years of experience in various financial advisory and operating roles.  He holds an MBA from the Stanford University Graduate School of Business, a Master of Arts from the Stanford University School of Education and a Bachelor of Arts degree from Brown University.

James P. Wiberg, 51, joined the Board of Directors on May 15, 2009 and accepted a two-year invitation, subject to stockholder election at this Annual General Meeting for the remainder of his term. Mr. Wiberg is currently Vice President and Director of Investments for International Investors Group, Inc. (“IIG”), a Wyoming corporation, headquartered in Florida, that invests its own capital directly, and with other qualified accredited investors through private invitation, in small and emerging companies with exceptional growth prospects.  Mr. Wiberg is also an officer and director of Florida incorporated DED Enterprises, Inc. (“DED”), which along with IIG are wholly-owned subsidiaries of Carpathian Holding Company, Ltd. (“CHC”), of which Mr. Wiberg is also a director.  Additionally, Mr. Wiberg is an executive director of Australian domiciled Carpathian Resources Ltd. (“CPN”), which trades under the symbol CPN on the Australian Securities Exchange. CHC is a wholly-owned subsidiary of CPN. Mr. Wiberg also sits on the Board of Directors of Pro Fit Optix, Inc., a Dallas-based wholesale optical distributor in which CHC has a controlling interest.  Mr. Wiberg has a 30-year history providing accounting, management, advisory and financing services to the commercial and multi-family residential real estate industries in the United States.  Prior to joining IIG, DED, CHC and CPN, he was Founder and President of Triode Realty Advisory Corp., which he formed in 1998. Mr. Wiberg holds a Bachelor of Science, Accounting degree from Florida State University.

Terms to Expire in 2011

John Edward "Ted" Boyle, 63, joined the Board of Directors in May of 2000. He is currently the President of G2W Solutions Inc. (GWIR:OTCBB), a satellite network service provider to the horse race and gaming industry. In 2006 and 2007, Mr. Boyle oversaw the launch of cable VoIP telephony at Cable Bahamas in Nassau. From 2002 until 2006 he worked for 180 Connect Inc., North America's largest cable and satellite installation and service contractor, and was the president of their $50M per annum cable division.  From 1998 to 2001 he was the President and CEO of Multivision (Pvt.) Ltd., the MMDS wireless cable television provider for Sri Lanka. From 1996 -1997 Mr. Boyle was the President and CEO of PowerTel TV, a Toronto based digital wireless cable company. As founding President and CEO of ExpressVu Inc. (1994 -1996), Mr. Boyle was responsible for taking Canada's first Direct-to-Home satellite service from inception to launch. Prior to 1994, Mr. Boyle held executive positions with Tee-Comm Electronics, Regional Cablesystems and Canadian Satellite Communications (Cancom). As the founding officer of Regional Cablesystems at Cancom, and later as Vice-President of Market Development at Regional, he led the licensing and construction, or acquisition, of over 1000 Canadian and American cable systems. In addition to MDU Communications, he currently sits on the Board of Asian Television Network (SAT-TSX-V).

Terms to Expire in 2012

Carolyn C. Howard, 46, was elected to the Board of Directors in July 2005 and is serving on the Company’s Audit Committee as the independent financial expert. Ms. Howard has been employed by Howard Interests since 1987, a venture capital firm, of which she is a co-founder and manager. Prior to that, Ms. Howard owned and managed a personnel and staffing firm and held a position in banking with a focus on Fannie Mae/Freddie Mac lending. Additionally, she has held positions with securities firms trading and covering institutional accounts. In 1992 through 1997, she acted as CEO and COO of one of New Hampshire’s largest food service and bottled water companies. In 1997, she sold the company to Vermont Pure Springs, Inc., a publicly traded company. Ms. Howard also sits on the board and chairs the audit committee of Video Display Corporation, (VIDE) a publicly traded company. In February 2005, she was named Treasurer to the Jaffrey Gilmore Foundation, a New Hampshire non-profit organization for the arts.

CURRENT BOARD OF DIRECTORS AND COMMITTEES

Board of Directors Meeting and Committees. All Board members are expected to attend the Company’s Annual Meeting of Stockholders and to attend 75% of all regular Board and committee meetings. All of the then-current Board members attended the 2009 Annual Meeting of Stockholders. During the fiscal year ended September 30, 2009, there were four regularly scheduled meetings and three additional conference calls of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the director served. The Board of Directors has three standing committees; the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee.    The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. The principal functions of the Audit Committee include:

•	overseeing the integrity of the Company’s financial statements and compliance with related legal and regulatory requirements;

•	monitoring the adequacy of the Company’s accounting and financial reporting, and its internal controls, procedures and processes for financial reporting; and

•	overseeing the Company’s relationship with its independent auditors, including appointing, evaluating, and reviewing the compensation of the independent auditors.

Current members of the Audit Committee include Mr. Newman (Chair) and Ms. Howard. Ms. Howard qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission (“SEC”). All members of the Audit Committee are “independent” as defined by Rule 4200 of the National Association of Securities Dealers (“NASD”). Each member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Audit Committee met four times during the fiscal year ended September 30, 2009 for approval and filing of the Company's reports and other matters.

Compensation Committee.    The Board of Directors has adopted a charter governing the duties and responsibilities of the Compensation Committee. The principal functions of the Compensation Committee include:

•	reviewing and making recommendations to the Board of Directors regarding all forms of salary, bonus and stock compensation provided to executive officers;

•	the long-term strategy for employee compensation, including the types of stock and other compensation plans to be used by the Company; and

•	overseeing the overall administration of the Company’s equity-based compensation and stock option plans.

Current members of the Compensation Committee include Mr. Boyle (Chair) and Mr. Newman. All members of the Compensation Committee are "independent” as defined by Rule 4200 of the NASD. Each member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers of such entities. None of the Company’s executive officers have served as members of a compensation committee or as a director of any other entity that has an executive officer serving on the Compensation Committee of our Board of Directors or as a member of our Board of Directors. The Compensation Committee met twice during fiscal 2009.

Corporate Governance and Nominating Committee.  The Board of Directors has adopted a charter governing the duties and responsibilities of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee insures that the Company has the best management processes in place to run the Company legally, ethically and successfully in order to increase stockholder value. The principal functions of the Corporate Governance and Nominating Committee are:

•	assisting the Board of Directors in identifying, evaluating, and nominating candidates to serve as members of the Board of Directors and as a qualified Audit Committee financial expert;

•	recommending to the Board of Directors any director nominees for the next annual meeting of stockholders;

•
reviewing and making recommendations to the Board of Directors regarding the composition of the Board, the operations of the Board, and the continuing qualifications of incumbent directors, including any changes to a director's primary activity;

•	reviewing annually and making recommendations to the Board as to whether each non-management director is independent and otherwise qualified in accordance with applicable law or regulation; and

•	reviewing and making recommendations to the Board of Directors regarding corporate governance policies and ethical conduct.

The Corporate Governance and Nominating Committee identifies potential director nominees based upon recommendations by directors, management, or stockholders, and then evaluates the candidates based upon various factors, including, but not limited to:

•	a reputation for honesty and integrity and a willingness and ability to spend the necessary time to function effectively as a director;

•	an understanding of business and financial affairs and the complexities of business organizations;

•	a general understanding of the Company’s specific business and industry;

•	strategic thinking and willingness to share ideas, network of contacts, and diversity of experience; and

•	a proven record of competence and accomplishments through leadership in industry, education, the professions or government.

The Corporate Governance and Nominating Committee considers these and other criteria to evaluate potential nominees and does not evaluate proposed nominees differently depending upon who has made the proposal. To date, the Company has not paid any third-party fees to assist in this process.

The Corporate Governance and Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of those proposals. If a stockholder wishes to suggest a candidate for director consideration, the stockholder should send the name of the recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Company stock, to the attention of the Corporate Secretary, 60-D Commerce Way, Totowa, NJ 07512 at least five months prior to the 2011 Annual Meeting of Stockholders to ensure time for meaningful consideration. The Company has not had any candidates submitted by any stockholders for this 2010 Annual Meeting.

Current members of the Corporate Governance and Nominating Committee are Ms. Howard (Chair), Mr. Boyle and Mr. Nelson. All members of the Corporate Governance and Nominating Committee, except Mr. Nelson, are "independent” as defined by Rule 4200 of the NASD. Additionally, each member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, both with the exception of Mr. Nelson. The Corporate Governance and Nominating Committee met twice during fiscal 2009.

Compensation of Directors. Each director who is not an employee or full time consultant of the Company receives compensation of $1,500 per month and an attendance fee of $2,000 per in-person meeting, plus out-of-pocket expenses for each Board or committee meeting attended. The Chairman of the Board and the financial expert on the Company’s Audit Committee each receive an additional $5,000 per year. The Chairperson of the Audit Committee receives an additional $4,000 per year and the Chairpersons of the Compensation and Corporate Governance and Nominating Committees each receive an additional $2,000 per year in compensation.

Directors may also receive grants of restricted stock as additional compensation.  Mr. Boyle was granted 40,000 shares of restricted common stock for his service from May 2005 through May 2007. Mr. Boyle and Ms. Howard were each granted 20,000 shares of restricted common stock for their service from May 2007 through May 2008. Mr. Newman was granted 20,000 shares of restricted common stock for his service from December 2007 through December 2008. Mr. Boyle and Ms. Howard were granted 30,000 shares of restricted common stock for their service from May 2008 through May 2009 and Mr. Newman was granted 18,335 shares of restricted common stock for his service from December 2008 through May 2009. In June of 2009, Mr. Boyle, Ms. Howard, Mr. Newman and Mr. Wiberg were each granted 30,000 shares of restricted common stock for their service from May 2009 through May 2010.

The table below sets forth, for each non-employee director, the amount of cash compensation paid and the number of stock options or shares of common stock received for his or her service during fiscal 2009:

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	All Other Compensation (3)	Total
J.E. “Ted” Boyle	$29,000	$12,000	$-	$6,075	$47,075
Carolyn Howard	$26,000	$12,000	$-	$6,075	$44,075
Richard Newman	$28,000	$12,000	$-	$6,075	$46,075
James Wiberg(2)	$8,000	$12,000	$-	$-	$20,000

(1)
Each director received 30,000 shares of restricted Company common stock as part of their compensation package awarded in fiscal 2009. The amounts shown in this column represent compensation expense recognized for financial reporting purposes during fiscal 2009 in accordance with SFAS 123R, with the exception that estimated forfeitures related to service-based vesting were disregarded in these amounts. Assumptions used in the calculation of this amount for purposes of our financial statements are included in Note 5 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

(2)	Mr. Wiberg joined the Board in May 2009.
(3)	On November 7, 2008, the Board awarded non-management directors each with an additional 22,500 shares of restricted Company common stock, which were issued on March 20, 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
MESSRS.  NELSON AND NEWMAN TO THE BOARD OF DIRECTORS

PROPOSAL 2:
TO AMEND OUR CERTICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
AT A RATIO FROM 1-FOR-5 TO 1-FOR-10 AND TO REDUCE THE AUTHORIZED SHARES
FROM 70 MILLION TO 35 MILLION
Overview.  Our Board of Directors has considered, deemed advisable, approved and recommends to stockholders for their approval a proposed amendment to our Amended Certificate of Incorporation to authorize the Board to effect a reverse stock split and to decrease the total number of authorized shares, which it believes will be a catalyst for an increasing per share market price of our common stock in order (i) to assist the Company in moving to a recognized exchange, such as NASDAQ, (ii) to increase the marketability and liquidity of the Company’s common stock, (iii) to increase the profile of the Company’s common stock for private investment, acquisitions or other future opportunities that become available to the Company, and (iv) to have a greater impact on share price appreciation when performed in conjunction with other material events such as acquisitions, partnerships and new product/service launches. The associated reduction (but not fully corresponding) in the number of authorized shares will allow the Company greater flexibility to pursue accretive acquisitions, other opportunities and equity investments if deemed appropriate.

Therefore, the Board is seeking stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation to give the Board of Directors authorization to (i) effect a reverse stock split at a ratio between 1-for-5 to 1-for-10 shares of our common stock issued and outstanding (the “Reverse Split”), and (ii) reduce the authorized number of shares of our common stock from 70 million to 35 million (collectively, the “Amendment”) at any time within six (6) months after the date of stockholder approval of this Proposal. The full text of the proposed Amendment is attached to this Proxy Statement as Appendix A.

The Board of Directors, in its discretion, may elect to effect any one of the five reverse split ratios upon receipt of stockholder approval, or none of them if the Board of Directors determines in its discretion not to proceed with the Reverse Split. The Board believes that the availability of the five alternative reverse split ratios will provide the Company with the greatest flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining which of the five alternative Reverse Split ratios to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;
•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split,
•	the anticipated impact of other potential opportunities on the trading market for our common stock; and
•	prevailing general market and economic conditions.

The Company currently has 70 million authorized shares of common stock.  As of April 29, 2010, there were 53,957,171 shares of common stock issued and outstanding, 2,496,000 stock options outstanding and 1,750,000 warrants outstanding.

Reasons for the Reverse Split. The Board believes that in the past few years, the per share market price of our common stock, the thin trading, and the absence of a listing on a major exchange has had a negative effect on the marketability of the existing shares. The Board believes that these circumstances have also significantly reduced the number of potential investors, increased the cost of raising capital, limited the types of offerings that can be made and, to a degree, inhibited certain acquisition initiatives. By reducing the number of shares of common stock outstanding, and as a result, increasing the price level, there may be greater interest in the common stock by the financial community, investing public, and other potential business partners. This interest would be further enhanced by a listing for the Company’s common stock on a national exchange, which the Company intends to pursue as soon as it believes it meets applicable listing criteria.  To position the Company for significant growth in the upcoming years, the Reverse Split would assist or enable the Company to:

•
Achieve a NASDAQ or other national market listing. The Company’s common stock has been traded on the Over-the-Counter Bulletin Board for over ten years. To increase its investor base, the Company must attract more retail and institutional investors who generally will not, or cannot, purchase stock listed on the Bulletin Board. Eligibility for listing on NASDAQ is determined by several factors, such as stockholders equity, market capitalization, net income, public float, minimum bid price and number of stockholders. The Company believes that it if it achieves the minimum trading price, it would meet all NASDAQ listing requirements.

•
Achieve an increased and more attractive share price. The anticipated increase in our stock price resulting from the Reverse Split could return our stock price to a level that we believe may make our common stock more attractive to a broader range of private, institutional investors and investment funds. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Company’s stock has traded below $0.50 per share for over two years, despite a significantly increasing base of subscribers, revenues, and EBITDA.

•
Attract private investment and acquisition opportunities.  The Company’s growth plans include private equity investment and acquisitions. A higher stock price coupled with a national listing will attract a broader range of private equity options at a lower cost. Similarly, larger acquisitions and potentially mergers will require an attractive common stock component.  As the Company achieves greater recurring revenues and economies of scale from its subscriber base, additional capital investment can enhance both the Company’s ability to leverage its subscriber growth, if necessary, and lower the cost of its debt.

•
Reduce stockholder transaction costs.  Many investors pay commissions based on the number of shares traded when they buy or sell our stock. If our stock price were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower.

Reasons for the Non-Corresponding Reduction in Authorized Shares. Because we are not reducing the total authorized number of shares of common stock under our Amended Certificate of Incorporation by the same ratio as the Reverse Split, we will have the ability to issue a greater percentage of our common stock in relation to outstanding shares after the Reverse Split than we currently have. The Board believes that the availability of additional authorized shares of common stock will provide it with additional flexibility. We currently do not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any shares of additional authorized common stock, however, the additional shares of common stock would be available for issuance by action of the Board without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law.

In 2004, the stockholders approved an increase in authorized common shares from 50 million to 70 million.  In the subsequent six years, the Company has issued less than 4 million of the additional 20 million shares approved, while increasing the revenue base during this period from $4.5M annually to $25M annually. The Company has historically been very cautionary in issuing equity, however, the Company’s growth plans may require additional shares of common stock than the authorized number reversed pursuant to the ratio. The Board believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Depending on the Reverse Split ratio, the Company may have a range of fully diluted outstanding shares of between 5.8 million and 11.6 million. Under either the high or low scenario, an authorization of 35 million shares of common stock is not out of perspective.

Certain Risks Associated with the Reverse Split.  We cannot assure you that all or any of the anticipated effects on the trading market for our common stock will occur. The Board cannot predict with certainty what effect the Reverse Split will have on the market price of our common stock, particularly over the longer term. Some investors may view a Reverse Split negatively, which could result in a decrease in our market capitalization. Additionally, we cannot provide you with any assurance that our shares of common stock will quality for, or be accepted for, listing on NASDAQ or other national exchange. Additional risks include:

•
The resulting Reverse Split per-share price may not, over time, increase our market price by a multiple equal to the ratio.  As noted above, the principal purpose of the Reverse Split would be to increase the per share market price of our common stock. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of the Company as measured by our stock capitalization will be reduced.

•
The resulting Reverse Split per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of our common stock may not improve. While we believe that a higher stock price may help generate investor interest in our common stock, the Reverse Split may not result in a stock price that will attract private, institutional investors, or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of our common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of the Reverse Split.  If this were to occur, our market capitalization and stockholder value could decrease.

•	The Reverse Split may reduce the liquidity of our stock. Following the Reverse Split, our outstanding shares will be reduced, which may lead to reduced trading in our common stock.

•
The Reverse Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.  Odd lots may be more difficult to sell, or require greater brokerage commissions or other transaction costs per share to sell, than shares in “board lots” or “round lots” of even multiples of 100 shares.

Effects of the Reverse Split. Under the Reverse Split, the existing shares of common stock would be combined into new shares of common stock, respectively, at an exchange ratio ranging from 1-for-5 to 1-for-10, with the exchange ratio to be determined by our Board of Directors. This means you would receive one new share of stock for each five to ten shares of stock that you currently hold, depending on the ratio selected by our Board of Directors. The Board’s decision when to effect the Reverse Split and at what ratio to effect the Reverse Split will be based on different factors such as market conditions, history of trading prices for our common stock, the anticipated impact of a particular ratio or other events, listing requirements of a national exchange, and prevailing general market and economic conditions.

The Reverse Split would become effective upon the filing and effectiveness (the “Effective Date”) of an Amendment to our Amended Certificate of Incorporation with the Delaware Secretary of State.  The exact timing of the filing of the Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Amendment, the Board determines that it is no longer in the Company’s best interests to proceed.

After the Effective Date of the Reverse Split, each common stockholder would own a reduced number of shares of common stock. However, the Reverse Split would affect all stockholders uniformly and would not affect any stockholder’s proportionate equity interests in our Company.  Stockholders who would otherwise receive a fractional share of stock as a result of the Reverse Split will receive the next higher number of whole shares.  Except for adjustments that may result from the treatment of fractional shares, the Reverse Split will not have an immediate effect on the rights of existing stockholders. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split.

The following table contains information relating to the effect on outstanding common stock under the proposed Amendment as of April 29, 2010, based on exchange ratios between 1-for 5 and 1-for-10, before the Reverse Split and after the Reverse Split:

	Before Reverse Split	After Reverse 1-for -5	After Reverse 1-for -6	After Reverse 1-for -7	After Reverse 1-for -8	After Reverse 1-for -9	After Reverse 1-for-10
Common Stock Outstanding	53,957,171	10,791,434	8,992,862	7,708,167	6,744,646	5,995,241	5,395,717
Common Stock Options Outstanding	2,496,000	499,200	416,000	356,571	312,000	277,333	249,600
Common Stock Warrants Outstanding	1,750,000	350,000	291,667	250,000	218,750	194,445	175,000
Total Outstanding	58,203,171	11,640,634	9,700,529	8,314,738	7,275,396	6,467,019	5,820,317

Effect on Options and Warrants.  The number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under any Company stock plan or warrant agreement will be proportionately adjusted using the Reverse Split ratio selected by the Board.

Effect on Authorized Shares.  The Amendment will concurrently reduce the authorized number of shares of the Company’s common stock from 70 million to 35 million. Accordingly, the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. The number of shares of authorized preferred stock will remain the same.

Effect on Par Value. The Amendment will not affect the par value of our common stock, which will remain at $.001, or the par value of our preferred stock, which will also remain at $.001.

Effect on Fractional Shares. No fractional certificates will be issued as a result of the Reverse Split. Instead, all fractional shares resulting from the Reverse Split will be rounded up to the next whole share.

Effect on Stated Capital.  As a result of the Reverse Split, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal Rights.  Under Delaware General Corporation Law or under the Company’s Certificate of Incorporation, our stockholders are not entitled to appraisal or dissenters’ rights with respect to the Amendment of the Company’s Amended and Restated Certificate of Incorporation to implement the Reverse Split and reduction of the number of authorized shares.

Exchange of Stock Certificates. If the Reverse Split is implemented, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old certificate(s) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the Reverse Split. Stockholders of record upon the Effective Date will be furnished with the necessary materials and instructions for the surrender and exchange of their old certificate(s) at the appropriate time by our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Date, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering old certificate(s) in exchange for new certificate(s). No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered to our transfer agent. Stockholders should not destroy any stock certificates.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW.  YOU SHOULD SEND THEM ONLY AFTER
YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any old certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such old certificate(s) had been issued a new certificate registered in the name of such person.

Until surrendered as contemplated herein, a stockholder’s old certificate(s) shall be deemed at and after the Effective Date to represent the number of full shares of our common stock resulting from the Reverse Split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the Reverse Split.

Any stockholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL TO AMEND OUR
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF 1-FOR-5
TO 1-FOR-10 AND TO REDUCE THE AUTHORIZED SHARES FROM 70 MILLION TO 35 MILLION

PROPOSAL 3:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected J.H. Cohn LLP as independent public accountants for the Company for the fiscal year ending September 30, 2010. J.H. Cohn is one of the 25 largest accounting firms in the United States with a professional staff of over 400. J.H. Cohn's main office is based in the New Jersey area. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the selection to be submitted for ratification by the stockholders. If the stockholders do not ratify the selection of J.H. Cohn LLP, the selection of other independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to select different independent public accountants for the Company. The Board of Directors retains the power to select another firm as independent public accountants for the Company to replace a firm whose selection was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of J.H. Cohn LLP may be available at the Annual Meeting to respond to appropriate questions from stockholders.

J.H. Cohn LLP has served as the Company's principal accountant since January 1, 2002. Their fees billed to the Company for the past two fiscal years are set forth below:

	Fiscal year ended September 30, 2009	Fiscal year ended September 30, 2008
Audit Fees	$188,902	$166,471
Audit Related Fees	-	-
Tax Fees	$23,836	46,070
All Other Fees	$-	$27,553

Audit Committee Pre-Approval Policy

All audit and non-audit services to be performed for the Company by its independent auditor must be pre-approved by the Audit Committee, or a designated member of the Audit Committee, to assure that the provision of such services do not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of service is required to be reported to the Audit Committee at the next scheduled Audit Committee meeting. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent auditor to management.

The engagement terms and fees for annual audit services are subject to the pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other matters. All other audit services not otherwise included in the annual audit services engagement must be pre-approved by the Audit Committee.

Audit-related services are services that are reasonably related to the performance of the audit or review of the Company’s financial statements or traditionally performed by the independent auditor. Examples of audit-related services include employee benefit and compensation plan audits, issues related to mergers and acquisitions, attestations by the auditor that are not required by statute or regulation, and consulting on financial accounting/reporting standards. All audit-related services must be specifically pre-approved by the Audit Committee.

The Audit Committee may grant pre-approval of other services that are permissible under applicable laws and regulations and that would not impair the independence of the auditor. All of such permissible services must be specifically pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF J.H. COHN LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR
FISCAL YEAR 2010

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information (to the best of our knowledge) with respect to beneficial ownership of MDU Communications International, Inc. outstanding common stock as of March 31, 2010 by each person or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock based upon Schedules 13G and 13D (and amendments) filed with the Securities and Exchange Commission:

Name and Address of Beneficial Owner of Common Stock	Shares		Percent of Class
Jonathan R. Ordway 245 Mountain View St., Decatur, GA 30030	10,864,500		20.1%

DED Enterprises, Inc.; Carpathian Holding Company, Ltd; Carpathian Resources Ltd. 210 Crystal Grove Blvd., Lutz, FL 33548 (1)	5,097,333	(1)	9.5	%(2)

SC Fundamental, et al. 747 Third Ave., New York, NY 10017	2,842,000		5.3%

(1)
In a Schedule 13D filed with the SEC on March 19, 2009, DED et al. acquired (i) an option to purchase 10,000,000 shares of Company common stock from Ron Ordway, and (ii) an irrevocable proxy to vote any and all shares held by Ron Ordway (13,192,857 shares) expiring on March 18, 2010. In a Schedule 13D/A filed with the SEC on September 28, 2009, DED et al. declined to exercise the option on the 10,000,000 shares after Ron Ordway gave notice of his intention to sell.  In a Schedule 13D filed with the SEC on October 19, 2009, Jonathan Ordway acquired 10,000,000 shares of Company common stock.  In a Schedule 13G/A filed with the SEC on October 26, 2009, Ron Ordway sold 10,000,000 shares of Company common stock. Although DED et al. last reported with the SEC a beneficial ownership position in 15,097,333 shares of Company common stock, 10,000,000 of these shares are also reported with the SEC as owned by record stockholder Jonathan Ordway. DED et al. has not filed an amended Schedule 13D.

(2)
On April 20, 2009, DED et al. entered into a one year Limited Irrevocable Proxy with The Alan W. Steinberg Limited Partnership covering certain voting rights to 1,494,933 shares of Company common stock. Pursuant to the Limited Irrevocable Proxy, it expired on April 20, 2010. On April 20, 2009, DED et al. entered into a one year Limited Irrevocable Proxy with The Riviera Enid Limited Partnership covering certain voting rights to 570,000 shares of Company common stock. Pursuant to the Limited Irrevocable Proxy, it expired on April 20, 2010.  Without these two Limited Irrevocable Proxies, the DED et al. percent of class would fall to 5.6%.

The following table sets forth information with respect to beneficial ownership of our outstanding common stock (only outstanding voting security) as of December 31, 2009, including; (i) each executive officer named in the Summary Compensation Table; (ii) each of the Company’s directors, and; (iii) all of the Company’s executive officers and directors as a group:

Name and of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Sheldon Nelson [1]	1,826,599	3.3
Patrick Cunningham [2]	837,949	1.5
Brad Holmstrom [3]	603,938	1.1
Carmen Ragusa, Jr. [4]	384,086	0.7
Joe Nassau [5]	389,782	0.7
Michael Stanway [6]	99,621	*
J.E. (Ted) Boyle [7]	192,500	*
Richard Newman [8]	223,185	*
Carolyn Howard [9]	428,100	0.7
James Wiberg [10]	30,000	*
All executive officers and directors as group (10 persons)	5,015,760	9.2	[11]

(1)
Includes 972,916 shares held of record by 567780 BC Ltd., a British Columbia Canada corporation wholly owned by the Sheldon Nelson Family Trust whose trustees are Sheldon Nelson and his sister, Nicole Nelson, 780,076 shares held personally and 73,607 exercisable options, within the next sixty days, to purchase shares of common stock.

(2)	Includes 736,147 shares of common stock and 101,802 exercisable options, within the next sixty days, to purchase shares of common stock.
(3)	Includes 477,642 shares of common stock and 126,296 exercisable options, within the next sixty days, to purchase shares of common stock.
(4)	Includes 220,200 shares of common stock and 163,886 exercisable options, within the next sixty days, to purchase shares of common stock.

(5)	Includes 251,723 shares of common stock and 138,059 exercisable options, within the next sixty days, to purchase shares of common stock.
(6)	Includes 99,621 shares of common stock only.
(7)	Includes 192,500 shares of common stock only
(8)	Includes 192,685 shares of common stock owned directly, 20,500 beneficially owned through family members or trusts, and 10,000 beneficially owned through a wholly owned company.
(9)	Includes 353,100 shares of common stock and 75,000 exercisable options, within the next sixty days, to purchase shares of common stock.
(10)	Includes 30,000 shares of common stock issued to Triode Systems, Inc. Mr. Wiberg is also an officer within the DED et al. group mentioned above, but such shares are not included herein.
(11)	Based on 54,175,957 shares, which includes 53,497,307 outstanding shares on January 27, 2009, and the above mentioned 678,650 options.
*	Less than 0.5%

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the Board. The names of our executive officers and their ages, titles, and biographies as of March 31, 2010 are set forth below:

Executive Officers	Age	Position(s)
Sheldon Nelson*	48	President, Chief Executive Officer and Director
Patrick Cunningham*	41	Vice President, Sales and Marketing
Brad Holmstrom*	45	General Counsel and Corporate Secretary
Carmen Ragusa, Jr.*	61	Vice President, Finance and Administrations
Joe Nassau	51	Vice President, Operations
Michael Stanway	45	Vice President, Acquisitions and Technology

*	For purposed of Executive Compensation reporting, Messrs. Nelson, Cunningham, Holmstrom and Ragusa are the top four compensated executives.

Sheldon Nelson, President.  Mr. Nelson, 48, has served as President, Chief Executive Officer and Chairman of the Board of the Company since November 1998. Mr. Nelson relinquished his title of Chairman of the Board in June of 2007. From 1983 to 1998 he was President of 4-12 Electronics Corporation, a provider of products and services to the Canadian satellite, cable, broadcasting and SMATV industries. In addition to his day-to-day responsibilities during his tenure at 4-12 Electronics, Mr. Nelson developed that company into one of Canada’s largest private cable system operators. Mr. Nelson is a 1983 graduate of Gonzaga University in Spokane, Washington where he graduated from the School of Business Administration, Magna cum Laude, and was the recipient of the School of Business Administrations’ Award of Excellence.

Patrick Cunningham, Vice President of Sales and Marketing. Mr. Cunningham, 41, has been a Vice President with the Company since 2000.  He has over fifteen years of management experience focused on the telecommunications industry. Mr. Cunningham was formerly the Vice President of Distribution and Sales for SkyView World Media. At SkyView, he was responsible for the distribution, sales, marketing and technical service of the SkyView products. SkyView was one of the leading private providers of television services to the MDU and ethnic communities with over 100,000 subscribers nationwide. SkyView was the largest Master Systems Operator for DIRECTV and a leading producer and distributor of foreign language television programming. Prior to SkyView, and after some time as a maintenance manager with Schnieder National, Inc., Mr. Cunningham was an Officer in the U.S. Army where he served as a Battalion Communications Officer and an M1A1 Tank Platoon Leader. Mr. Cunningham has a Bachelor of Science from Union College in Schenectady, NY where he majored in Industrial Economics.

Brad Holmstrom, General Counsel and Corporate Secretary. Mr. Holmstrom, 45, has been with the Company since 2000 serving as the Company’s legal counsel. Prior to joining the Company, Mr. Holmstrom was partner in the Kansas City, Missouri office of the law firm Shughart Thomson & Kilroy, PC.

Carmen Ragusa, Jr., Vice President of Finance and Administration. Mr. Ragusa, 61, has been with the Company since 2004. He is a CPA, holds an MBA and brought to the Company over twenty-five years of experience in both the public and private sectors of the manufacturing and construction industry, with the last ten years in a senior financial capacities of Vice President of Finance and Chief Financial Officer in privately held corporations with $40 to $50 million in recurring annual revenue. Mr. Ragusa has experience not only in the management of all aspects of accounting and finance departments, but has made significant contributions in the areas of business development, financial stability and has assisted in the implementation of operational strategies that support business development and financial objectives.

Joe Nassau, Vice President of Operations.  Mr. Nassau, 51, has been with the Company since June 2005 and is responsible for leading and managing the Company’s Call Center (sales, customer support and tech support), Subscriber Lifecycle Process Management, Subscriber Operational Support Systems, Training, Dispatch, and Back Office operations.  He brings over twenty years of experience in the pay television and broadband industries in a variety of functional and operational management roles.  In particular, he led and managed the integration, growth and operation of HBO’s satellite television call center and back office operations in Chicago that supported sales and service for over 1 million subscribers.  He also held key leadership roles in the successful planning, launch, and deployment of Galaxy Latin America’s DIRECTV services in Latin America, as well as the highly successful launch of EarthLink’s High-Speed Internet Service throughout Time Warner Cable’s network nationwide.  Mr. Nassau holds a BA in Communications from Fordham University and an MBA in Decision and Information Sciences from the University of Florida.  He also served as an Infantry Officer in the Unites States Army.

Michael Stanway, Vice President of Acquisition and Technology. Mr. Stanway, 45, joined the Company in 2000 as Manager and then Director of MIS/IT Services. Mr. Stanway then assumed the position of Director and thereafter Vice President of Operations prior to becoming Vice President of Acquisitions and Technology. Mr. Stanway has a post-secondary degree as a Network Specialist with Microsoft and Novell certifications.

EXECUTIVE COMPENSATION

Executive Compensation

Overview.  The Compensation Committee has responsibility for establishing, monitoring and implementing the Company’s compensation program. The Compensation Committee designs its policies to attract, retain and motivate highly qualified executives. It compensates executive officers (Mr. Sheldon Nelson, Mr. Patrick Cunningham, Mr. Brad Holmstrom, Mr. Carmen Ragusa, Jr., Mr. Michael Stanway and Mr. Joe Nassau (collectively, “Executives”)) through a combination of base salary, incentive bonus payments and stock options and grants, designed to be competitive with comparable employers and to align each Executive’s compensation with the long-term interests of our stockholders.

What the Compensation Program is Designed to Reward.  The Compensation Committee focuses on the long-term goals of the Company and designs reward programs that recognize business achievements it believes are likely to promote sustainable growth. The Compensation Committee believes compensation programs should reward Executives who take actions that are best for the long-term performance of the Company while delivering positive annual operating results. Compensation decisions take into account performance by both the Company and the Executive. To supplement its decision making, the Compensation Committee has the authority to retain an independent compensation consultant to provide data, analysis and counsel as necessary.

Role of the President / Chief Executive Officer in Compensation Decisions.  The President / Chief Executive Officer is required to provide to the Compensation Committee annual reviews of the performance of each Executive, other than himself. The Committee considers these evaluations and the recommendations of the President/CEO in determining adjustments to base salaries, bonus and equity incentive awards for the Executives. The Compensation Committee considers the President/CEO’s recommendations regarding the compensation of Executives and a number of qualitative and quantitative factors, including the Company’s performance during the fiscal year and rates of compensation for similar public and private companies. The Compensation Committee itself reviews the performance of the President/CEO.

Elements of the Executive Compensation Plan and How it Relates to Company Objectives.  The Compensation Committee believes that compensation paid to Executives should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to long-term success. Currently, the Compensation Committee uses short-term compensation (base salary and incentive bonuses) and long-term equity compensation (stock options and/or stock grant incentive awards) to achieve its goal of driving sustainable growth. Specifically, the Compensation Committee considers: (i) overall financial, strategic and operational Company performance; (ii) individual performance; (iii) market data; and (iv) certain additional factors within the Committee’s discretion. The Compensation Committee may exercise its discretion in modifying any recommended adjustments or awards to Executives or determining the mix of compensation.

Employment Agreements. The Company has previously entered into Management Employment Agreements with each of the Executives described below:

Sheldon Nelson. The Company has a Management Employment Agreement with its President/Chief Executive Officer Sheldon Nelson, with a current annual salary of $275,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to twenty four (24) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to thirty-six (36) months salary.

Patrick Cunningham. The Company has a Management Employment Agreement with its Vice President of Sales and Business Development, Patrick Cunningham, with a current annual salary of $189,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to twelve (12) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twenty four (24) months salary.

Brad Holmstrom. The Company has a Management Employment Agreement with its General Counsel, Brad Holmstrom, with a current annual salary of $175,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to four (4) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twelve (12) months salary.

Carmen Ragusa, Jr. The Company has a Management Employment Agreement with its Vice President of Finance and Administration, Carmen Ragusa, Jr., with a current annual salary of $176,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to four (4) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twelve (12) months salary.

Short-Term Compensation.

Base Salary. Base salary is negotiated into each Executive’s Management Employment Agreement. Increases are not preset and take into account the individual’s performance, responsibilities of the position, experience and the methods used to achieve results, as well as external market practices. At the end of the year, the President/CEO evaluates the Executive’s performance in light of Company objectives. Base salary compensates each Executive for the primary responsibilities of his position and level of experience and is set at levels that the Company believes enables it to attract and retain talent.

Management Incentive Bonus Plan. The Company utilizes quarterly and annual bonuses as an incentive to promote achievement of individual and Company performance goals. Bonus awards are determined and based primarily on Company performance and secondarily on individual performance. Company performance is determined at the end of the year (or quarter) based on actual business results compared to preset business objectives, annual financial performance goals and strategic performance initiatives.  The Committee may also take into account additional considerations that it deems fundamental.

Under the 2009 Management Incentive Bonus Plan, Executives could earn an equivalent amount of up to 35% of their annual salary (100% for the President/CEO) payable one-half in Company common stock and one-half in cash. The Compensation Committee reserves the right to award additional bonuses for extraordinary events related to performance during the year. The Bonus Plan is based and paid in accordance with the achievement of the business and operating goals of the Company, both quantitative and qualitative, as determined by the Compensation Committee. Quantitative goals are based on criteria such as subscriber growth, revenue growth, EBITDA growth, acquisition cost containment, upgrade completion and borrowing base capacity. This portion of the bonus is paid quarterly and based on a percentage of salary, 3% percent for the first quarter and 4% percent for the remaining three quarters for a total maximum quantitative bonus of 15% of salary (50% for the President/CEO). The qualitative bonus is worth up to 20% of the Executive’s base salary (50% for the President/CEO) and is awarded at the year end. Current year qualitative performance criteria include HDTV property upgrade fulfillment, penetration rate increases, current property renewal success, accretive asset acquisitions, and other metrics such as strategic partner initiatives.

For fiscal 2009, the Compensation Committee met in November and December and reviewed Executive performance against performance goals using the fiscal 2009 actual results and the criteria set forth above. The Compensation Committee relied to a large extent on the President/CEO’s evaluations of each Executive’s performance. The Compensation Committee itself reviewed the performance of the President/CEO. The Compensation Committee did not award Executives the full annual incentive bonus, since only certain of the pre-established targets were met. The 2009 Management Incentive Bonus Plan payouts and the percentage of target opportunity for the President/CEO and top three highly compensated Executives earned for fiscal 2009 are set forth below:

•
Mr. Nelson received a bonus of $137,500, which represented 50% of his target bonus opportunity (100% of salary), paid one-half in cash and one-half in shares of Company common stock. The qualitative component of Mr. Nelson’s 2009 Management Incentive Bonus Plan has been deferred by the Board pending the outcome of certain acquisitions and will be re-discussed in fiscal 2010.

•	Mr. Cunningham received a bonus of $56,700, which represented 30% of the 35% target bonus opportunity of salary, paid 50% in cash and 50% in shares of Company common stock.

•	Mr. Ragusa received a bonus of $52,800, which represented 30% of the 35% target bonus opportunity of salary, paid 50% in cash and 50% in shares of Company common stock.

•	Mr. Holmstrom received a bonus of $52,500, which represented 30% of the 35% target bonus opportunity of salary, paid 50% in cash and 50% in shares of Company common stock.

Long-Term Compensation.

Long-term performance-based compensation for the Executives takes the form of stock option awards from the 2001 Stock Option Plan and occasional stock awards from the 2009 Employee Stock Purchase Plan or of restricted shares of common stock. The Compensation Committee continues to believe in the importance of equity ownership for all Executives and certain management for purposes of incentive, retention and alignment with stockholders. The long-term incentive compensation is intended to motivate Executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of stockholders.

Pursuant to the Management Employment Agreements mentioned above, Executives are entitled to receive stock options at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Stock options vest based on an Executive’s continued employment with the Company over a period of three years. In fiscal 2009, the Company granted 450,000 stock options to Executives at an exercise price of $0.20 per share (see Outstanding Cumulative Equity Awards Table). In fiscal 2010, the Company granted 350,000 stock options to Executives at an exercise price of $0.40 per share.

The Company also provides retirement benefits to all employees, including limited matching contributions, under the terms of its tax-qualified 401(k) defined contribution plan. The Executives participate in the 401(k) plan on the same terms as other participating employees.

Severance Benefits.

The Company provides severance in certain cases as a means to attract individuals with superior ability and managerial talent and to protect our competitive position.

The Management Employment Agreements, described above, may require the Company to make certain payments to certain Executives in the event of a termination of employment or a change of control. The following table summarizes the potential payments to each Executive assuming that one of the events listed in the tables below occurs.

Named Executive Officer	Payments upon a termination by the Company without cause(1)	Payments upon a termination by the Executive or Company without cause during a change in control(1)
Sheldon Nelson	$550,000	$825,000
Patrick Cunningham	$189,000	$378,000
Bradley Holmstrom	$58,333	$175,000
Carmen Ragusa, Jr.	$58,666	$176,000

(1)	Does not assume any pro-rata portion of target bonus for a fiscal year.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED SEPTEMBER 30, 2009

The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded to earned by or paid to our President/Chief Executive Officer and our three other most highly compensated Executives, who were serving as executive officers at the end of our fiscal year ended September 30, 2009. Messrs. Nelson, Cunningham, Holmstrom and Ragusa have declined base salary increases for the fiscal years 2008, 2009 and have done so again for fiscal 2010. Mr. Nelson has also agreed to an approximate 75% reduction of his Management Incentive Bonus potential earned for fiscal 2010:

Name and Principal Position	Fiscal Year (1)	Annual Salary	Year end Bonus(3)	Other Bonus(4)	Stock Awards	Option Awards(2)	Total
Sheldon Nelson,	2009	$275,000	$137,500	$27,810	$20,885	$5,000	$466,195	(5)
CEO	2008	$275,000	$228,250		$14,429	$-	$517,679

Patrick Cunningham,	2009	$189,000	$56,700	$83,430	$-	$4,500	$333,630
Vice President Sales and Marketing	2008	$189,000	$55,755		$-	$9,900	$254,655

Brad Holmstrom,	2009	$175,000	$52,500	$37,080	$-	$4,500	$269,080
General Counsel	2008	$175,000	$51,625		$-	$14,300	$240,925

Carmen Ragusa,	2009	$176,000	$52,800	$9,270	$-	$5,250	$243,320
Vice President Finance and Administration	2008	$176,000	$51,920		$-	$9,900	$237,820

(1)	The information is provided for each fiscal year referenced beginning October 1 and ending September 31 for compensation earned during or for each fiscal year.

(2)
Represents the dollar amount recognized for financial statement reporting purposes, in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in Note 5 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2009. Our named executive officers will not realize the value of these awards in cash unless and until these awards vest, are exercised and the underlying shares subsequently sold.

(3)	Fiscal year end 2009 bonus per the 2009 Management Incentive Bonus Plan, paid 50% in cash and 50% in common stock.
(4)
Board approved special one-time bonus for the 2008 completed sale of subscribers to CSC Holdings resulting in a $7 million gain to the Company, paid 50% in cash and 50% in common stock in January 2009.

(5)	The qualitative component to Mr. Nelson’s 2009 fiscal year end bonus was deferred pending the outcome of certain acquisitions and will be re-discussed by the Board in fiscal 2010.

OUTSTANDING CUMULATIVE EQUITY AWARDS AT SEPTEMBER 30, 2009

The following table provides a summary of equity awards outstanding at September 30, 2009 for our President/CEO and top three highly compensated named Executives:

Executive Officer	Option Expiration Date	Option Exercise Price ($)	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable
Sheldon Nelson,	10/20/11	.75	48,608	1,392
Chief Executive Officer	12/19/13	.20	24,999	75,001

Patrick Cunningham,	10/20/11	.75	24,302	698
VP of Sales and Marketing	11/30/12	.45	55,000	35,000
	12/19/13	.20	22,500	67,500

Bradley Holmstrom,	10/20/11	.75	24,302	698
General Counsel	11/30/12	.45	79,494	50,506
	12/19/13	.20	22,500	67,500

Carmen Ragusa, Jr.,	10/20/11	.75	82,636	2,364
VP of Finance and Admin.	11/30/12	.45	55,000	35,000
	12/19/13	.20	26,250	78,750

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. If any other business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

COMMITTEE REPORTS

Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Executive Compensation” section of this Proxy Statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the “Executive Compensation” section be included in this Proxy Statement.

Respectfully submitted,
COMPENSATION COMMITTEE

J.E. “Ted” Boyle (Chair)
Richard Newman

Audit Committee Report
The Audit Committee of the Board of Directors has reviewed and discussed with management and the independent auditor the audited consolidated financial statements of MDU Communications International, Inc. as of and for the fiscal year ended September 30, 2009.

The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61, entitled “Communication with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditor and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee approved the inclusion of the audited consolidated financial statements referred to above in MDU Communications International, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the United States Securities and Exchange Commission.

Respectfully submitted,
AUDIT COMMITTEE

Richard Newman (Chair)
Carolyn Howard

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for the review, approval, or ratification of “related-person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year, and the immediate family members of these persons. The Audit Committee determines whether any such transaction constitutes a “related-person transaction” and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. On October 15, 2006, the Company entered into a Consulting Agreement with Howard Interests for business advisory services, the principal of which is the spouse of Board member Carolyn Howard. The Consulting Agreement is a month to month agreement with a monthly payment required initially of $5,000 that increased to a monthly payment of $7,500 in April of 2008 and then decreased to $3,500 per month in July of 2009.  This Agreement is still in effect as of March 31, 2010 at a rate of $3,500 per month.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors and officers, and any persons who own more than 10% of the Company’s common stock, are required under Section 16(a) of the Securities Exchange Act of 1934 to file initial reports of ownership and reports of changes in ownership with the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of common stock. Based solely upon its review of the copies of such reports for fiscal year 2009 as furnished to MDU Communications and representations from its directors and officers, the Company believes that all directors, officers, and greater-than-10% beneficial owners have made all required Section 16(a) filings on a timely basis for such fiscal year.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics that applies to all directors, officers, and executives of the Company, as required by applicable securities laws. A copy of the Company’s Code of Ethics is posted on our website at www.mduc.com.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder proposals intended to be presented at MDU Communications International, Inc.’s 2011 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than November 1, 2010, in order to be included in the Company’s proxy materials relating to that meeting. Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary, MDU Communications International, Inc., 60-D Commerce Way, Totowa, New Jersey 07512. Any stockholder proposal for next year's annual meeting submitted thereafter will not be considered filed on a timely basis.

STOCKHOLDER COMMUNICATIONS

We do not have a formal process by which stockholders may communicate directly with members of our Board of Directors. All stockholder communications that are received by the Chief Executive Officer or Corporate Secretary for the Board’s attention are forwarded to the Board. Any communications to the Board of Directors should be sent to it in care of Corporate Secretary, MDU Communications International, Inc., 60-D Commerce Way, Totowa, New Jersey 07512.

In addition, copies of MDU Communications International, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC, are available without charge. For copies of those reports, and for further information about the Company, contact Investor Relations, MDU Communications International, Inc., 60-D Commerce Way, Totowa, New Jersey 07512 or visit our website a www.mduc.com.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this Proxy Statement may contain, in addition to historical information, “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements.  When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

By Order of the Board of Directors,

Totowa, New Jersey	Bradley D. Holmstrom
May 17, 2010	Corporate Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE AMENDED CERTIFICATE OF INCORPORATION

OF

MDU COMMUNICATIONS INTERNATIONAL, INC.
(“Corporation”)
_______________

Pursuant to Section 242
of the General Corporation Law of the
State of Delaware
_______________

MDU Communications International, Inc., a Corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify that:

First: The currently effective Amended Certificate of Incorporation of the Corporation (the “Certificate”) is hereby amended as follows:

1.	Paragraph 4.1 of Article IV of the Certificate is hereby amended and restated as follows:
“4.1 Authorized Capital.  The Corporation shall have authority to issue (a) thirty five million (35,000,000) shares of Common Stock, and (b) five million (5,000,000) shares of Preferred Stock.  Each share of Common Stock and Preferred Stock shall have a par value of one-tenth of one cent $0.001.”

2.	Article IV of the Certificate is hereby further amended to insert the following paragraph immediately following the last paragraph of Article IV as currently effective:
 “4.5 As of 12:01 A.M. (EST) on _________, 2010 (the “Effective Date”) every _____ shares of  issued and outstanding Common Stock will be combined into and automatically become one (1) validly issued share of outstanding Common Stock of the Corporation. The Corporation will not issue certificates representing fractional shares of Common Stock in connection with the Reverse Split.  Each holder of a certificate or certificates of pre-split Common Stock shall be entitled to receive, upon surrender of such certificates, a new certificate or certificates for a number of shares equal to such holder’s pre-split Common Stock multiplied by ______, with any fraction resulting from such multiplication rounded up to the nearest whole number.”

Second: This Certificate of Amendment was adopted by the approval of stockholders of the Company at the Annual Meeting of Stockholders held June 10, 2010.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly executed this ___ of ____2010.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:
Name:
Title:

ANNUAL MEETING OF STOCKHOLDERS OF
MDU COMMUNICATIONS INTERNATIONAL, INC.

June 10, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and proxy card
are available at – www.mduc.com/info.html

 PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS.
NELSON AND NEWMAN AS DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT
☐ Sheldon Nelson ☐ Richard Newman ☐ James Wiberg
		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK AT ONE OF FIVE RATIOS AND REDUCE AUTHORIZED SHARES FROM 70 MILLION TO 35 MILLION.	☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Messrs. Nelson and Newman on Proposal 1 and FOR proposals 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512

Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders—June 10, 2010

The undersigned hereby constitutes and appoints J.E. “Ted” Boyle and Carolyn Howard, and each of them, his/her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of MDU Communications International, Inc. to be held at the offices of MDU Communications International, Inc. at 60-D Commerce Way, Totowa, NJ 07512 on Thursday, June 10, 2010 at 10:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

ANNUAL MEETING OF STOCKHOLDERS OF

MDU COMMUNICATION INTERNATIONAL, INC.

June 10, 2010

PROXY VOTING
INSTRUCTIONS

MAIL—Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-	COMPANY NUMBER
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www. voteproxy.com up until 11:59PM Eastern Time the day before the meeting date.